Exhibit 1.1
DRIVE CONSUMER USA INC.
DRIVE AUTO RECEIVABLES LLC
Series 20[ ] – [ ]
Drive Auto Receivables Trust 20[ ] – [ ]
UNDERWRITING AGREEMENT
[        ], 20[ ]
[                                ]
[                                ]
as Representatives of the several Underwriters (the “Representatives”)
c/o [                          ]
[                                ]
Ladies and Gentlemen:
     Section 1. Introductory.
     Drive Auto Receivables LLC, a Delaware limited liability company (the “Seller”), Drive Auto Receivables Trust 20[ ]-[ ], a Delaware statutory trust (the “Issuer”) and Drive Consumer USA Inc., an Illinois corporation (“Drive Consumer”), confirm their agreement with [List underwriters] (collectively, the “Underwriters”) as follows:
     The Seller proposes to sell to the Underwriters the notes of the classes designated in the applicable Terms Agreement (the “Notes”). The Notes are to be issued by the Issuer under the Indenture (the “Indenture”), dated as of the Closing Date, between the Issuer and [          ], as indenture trustee (the “Indenture Trustee”).
     The Notes will be collateralized by the Trust Estate (as defined below). The assets of the Issuer (the “Trust Estate”) consist of all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including without limitation: (i) all right, title, and interest of the Seller in and to the Contracts acquired by the Issuer under the Sale and Servicing Agreement, dated as of the Closing Date, by and among the Seller, the Issuer, Drive Consumer and the Indenture Trustee (the “Sale and Servicing Agreement”) and all monies due thereunder after the applicable Cut-Off Date; (ii) the interest of the Seller in the security interests in the Financed Vehicles granted by Obligors pursuant to the Contracts and any accessions thereto; (iii) the interest of the Seller in any proceeds from claims on any physical damage, credit life or disability, or other insurance policies maintained by the Obligors thereon covering the Financed Vehicles or the Obligors relating to the Contracts and any proceeds from the liquidation of Contracts or the related Financed Vehicles; (iv) all right, title and interest (but not the obligations) of the Seller in and to the Contribution Agreement and the Sale and Servicing Agreement, insofar as such right, title and interest relates to the Contracts, the related Contract Files or the related Financed Vehicles, including the right of the Seller to cause the Originator, as applicable, to repurchase the Contracts from the Seller under certain circumstances; (v) the interest of the Seller in any Dealer Recourse relating to the Contracts; (vi) the interest of the Seller in certain rebates of premiums and other amounts relating to insurance policies and other items financed under the Contracts in effect after the applicable Cut-Off Date; (vii) the Trust Accounts and all funds on deposit from time to time and all rights of the Seller therein; (viii) the related Contract Files; and (ix) the proceeds of any and all of the foregoing.
     The Contracts and the Related Security will be conveyed to the Seller by Drive Consumer pursuant to the Contribution Agreement, dated as of the Closing Date, between the Seller and Drive Consumer (the “Contribution Agreement”) and will be conveyed to the Issuer by the Seller pursuant to the Sale and Servicing Agreement.
     [On the Closing Date, the Issuer will enter into an interest rate swap agreement with the Initial Swap Counterparty to hedge the floating interest rate on the Class [ ] Notes (the “Swap Agreement”).]
     [On the Closing Date the Note Insurer will issue a note guaranty insurance policy (the “Note Insurance Policy”) guaranteeing certain payments due in respect of the [Class A] Notes.]
     [On the Closing Date, the Issuer will enter into a Letter of Credit Reimbursement Agreement with the Letter of Credit Bank and the Letter of Credit Bank will issue the Reserve Account Letter of Credit.]
     The terms of the Notes are set forth in the Registration Statement (as defined below) and the related Prospectus (as defined below), as supplemented by a Prospectus Supplement (as defined below).
     Capitalized terms used herein but not defined herein or in the Terms Agreement (as defined below) shall have the meanings given such terms in Appendix A to the Sale and Servicing Agreement.
     The Seller has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (having the registration number 333-[ ]), including a form of prospectus, relating to the Notes. The registration statement [as amended] has been declared effective by the Commission not more than three years prior to the date hereof. If any post-effective amendment has been filed with respect thereto prior to the execution and delivery of the applicable Terms Agreement, the most recent such amendment has been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is referred to in this Agreement as the “Registration Statement.” The Seller proposes to file

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with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) a supplement (such supplement, together with any amendment thereof or supplement thereto, the “Prospectus Supplement”) to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b) is hereinafter referred to as the “Basic Prospectus”) relating to the Notes and the method of distribution thereof. The Basic Prospectus and the Prospectus Supplement is hereinafter referred to as the “Prospectus.”
     Prior to the date and time of the first Contract of Sale (as defined below) for the Notes designated in the Terms Agreement (the “Time of Sale”), the Seller had prepared a preliminary prospectus, dated [           ] (subject to completion). As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent preliminary Prospectus (as such preliminary Prospectus may be amended or supplemented), which has been prepared and delivered by the Seller to the Underwriters in accordance with the provisions hereof.
     Pursuant to this Agreement and the Terms Agreement, among Drive Consumer, the Seller and the Representatives, a form of which is attached hereto as Exhibit A (the “Terms Agreement”), which incorporates by reference this Underwriting Agreement (the “Agreement,” which shall include the applicable Terms Agreement if the context so requires), and subject to the terms hereof and thereof, the Seller agrees to sell to the Underwriters named in such Terms Agreement, for whom you are acting as the Representatives the Notes identified in such Terms Agreement.
Section 2. Representations and Warranties of the Seller and Drive Consumer.
     Each of the Seller and Drive Consumer severally represents and warrants (as to itself) to the Underwriters, as of the date hereof (unless specified otherwise) and as of the Closing Date, as follows:
          (a) (i) The Seller has prepared and filed the Registration Statement with the Commission in accordance with the provisions of the Act, including a form of prospectus, relating to the Notes. The Registration Statement as amended has been declared effective by the Commission. The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission.
          (ii) As of the Closing Date, the Registration Statement, the Preliminary Prospectus and the Prospectus, except with respect to any modification to which the Representatives have agreed in writing, shall be in all substantive respects in the form furnished to the Representatives or its counsel before such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus that has previously been furnished to the Representatives) as the Seller or Drive Consumer has advised the Representatives, before such time, will be included or made therein.

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               (iii) On the most recent effective date of the Registration Statement, the Registration Statement conformed in all material respects with the applicable requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, on the Closing Date, the Registration Statement and, on the date hereof and on the Closing Date, the Prospectus will conform in all material respects with the applicable requirements of the Act and the Rules and Regulations, and (x) the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (y) the Prospectus [and the Designated Static Pool Information (as defined below) taken together] will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to (I) that part of the Registration Statement which constitutes the Statements of Eligibility of Qualification (Form T-1) of the Indenture Trustee or other indenture trustees under the Trust Indenture Act (II) Underwriter Information (as defined in Section 8(b) hereof) [or (III) information contained in or omitted from either the Registration Statement or the Prospectus based upon written information furnished to the Seller or Drive Consumer by the Note Insurer (hereinafter referred to as “Note Insurer Information”), the Swap Counterparty (hereinafter referred to as “Swap Counterparty Information”) or the Letter of Credit Bank (hereinafter referred to as the “Letter of Credit Bank Information”)]. [As used herein the term “Designated Static Pool Information” shall mean the static pool information referred to in the Preliminary Prospectus and the Prospectus under the caption “The Receivables Pool – Static Pool Information About Certain Previous Securitizations” but deemed to be excluded from the Registration Statement and Prospectus pursuant to Item 1105(d) of Regulation AB.]
               (iv) The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus, (other than documents filed by Persons other than the Seller), when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.
               (v) The Preliminary Prospectus at the Time of Sale did not, and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall appear in the final Prospectus but not in the Preliminary Prospectus); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information contained in or omitted from either the Registration Statement or the Prospectus based upon Underwriter Information (as defined in Section 8(b) hereof.)
               (vi) Other than the Preliminary Prospectus and the Prospectus, the Issuer (including its agents and representatives other than the Underwriters in their capacity as

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such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication”, including any “free writing prospectus”, (each as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of any offer to buy the Notes.
          (b) Each of Drive Consumer and the Seller has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the State of its incorporation or formation and has all corporate or limited liability company power, as the case may be. Drive Consumer or the Seller, as applicable, has, in all material respects, full power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Terms Agreement and each Transaction Document to which it is a party, own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus, is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary material licenses and approvals (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on the interests of holders of the Notes. The Seller has full power and authority to cause the Issuer to issue the Notes.
          (c) The execution, delivery and performance by the Seller or Drive Consumer, as applicable, of this Underwriting Agreement, the Terms Agreement and each Transaction Document to which it is a party, and the issuance and sale of the Notes, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company or corporate action on the part of the Seller or Drive Consumer, respectively. Neither the execution and delivery by the Seller or Drive Consumer, as applicable, of such instruments, nor the performance by the Seller or Drive Consumer, respectively, of the transactions herein or therein contemplated, nor the compliance by the Seller or Drive Consumer, as applicable, with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, any of the provisions of the limited liability company agreement, certificate of formation, Articles of Incorporation or By-laws, as applicable, of such entity, (ii) result in a conflict with any of the provisions of any judgment, decree or order binding on the Seller or Drive Consumer, as applicable, or its properties, (iii) conflict with any of the provisions of any indenture, mortgage, agreement, contract or other instrument to which the Seller or Drive Consumer, as applicable, is a party or by which it is bound, (iv) conflict with, contravene or constitute a violation of any law, statute, ordinance, rule or regulation to which it is subject, or (v) result in the creation or imposition of any lien, charge or encumbrance upon any of the Seller’s or Drive Consumer’s, as applicable, property pursuant to the terms of any such indenture, mortgage, contract or other instrument.
          (d) The Seller or Drive Consumer, as applicable, has duly executed and delivered this Underwriting Agreement and, as of the Closing Date, has duly executed and delivered each Transaction Document to which it is a party and, as of the date thereof, has duly executed and delivered the Terms Agreement.

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          (e) (i) Drive Consumer has authorized the conveyance of the Contracts and other related property to the Seller; and (ii) the Seller has authorized the conveyance of the Contracts and other related property to the Issuer.
          (f) Except as set forth in or contemplated in the Prospectus or as has been publicly disclosed by the Seller or Drive Consumer, there has been no material adverse change in the condition (financial or otherwise) of Drive Consumer or the Seller since [DATE] which would reasonably be expected to have a material adverse effect on either (A) the ability of Drive Consumer or the Seller to consummate the transactions contemplated hereby or by the Terms Agreement, or to perform its respective obligations hereunder or under the Terms Agreement, or under any of the Transaction Documents to which it is a party or (B) the Contracts.
          (g) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Seller or Drive Consumer of this Underwriting Agreement, the Terms Agreement and each Transaction Document to which it is a party shall have been paid or will be paid by the Seller or Drive Consumer, as applicable, at or before the Closing Date to the extent then due.
          (h) The Notes, when validly issued pursuant to the Indenture and sold to the Underwriters pursuant to this Underwriting Agreement and the Terms Agreement will conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus and will be validly issued and entitled to the benefits and security afforded by the Indenture. When executed and delivered by the parties thereto, each of the Indenture and each Transaction Document to which the Seller or Drive Consumer is a party will constitute the legal, valid and binding obligation of the Seller or Drive Consumer, as applicable, enforceable against such entity in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity. All approvals, authorizations, consents, filings, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes pursuant to this Underwriting Agreement, the Terms Agreement and the Indenture have been or will be taken or obtained on or before the Closing Date. As of the Closing Date, the Issuer’s pledge of the Trust Estate to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, [the Swap Counterparty, the Letter of Credit Bank and the Note Insurer], a first priority perfected security interest therein, subject to no prior lien, mortgage security interest, pledge, adverse claim, charge or other encumbrance, except as may be permitted by the terms of the Transaction Documents.
          (i) Neither the Seller nor the Issuer is now, and following the issuance of the Notes will be, an “investment company” that is registered or required to be registered under, or is otherwise subject to the restrictions of, the Investment Company Act of 1940, as amended (the “1940 Act”).

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          (j) Except for the Underwriters, neither the Seller, the Issuer nor Drive Consumer has employed or retained a broker, finder, commission agent or other person in connection with the sale of the Notes, and neither the Seller, the Issuer nor Drive Consumer is under any obligation to pay any broker’s fee or commission in connection with such sale.
          (k) As of the Closing Date, the Indenture has been duly qualified under the Trust Indenture Act.
          (l) Based on information currently available to, and in the reasonable belief of, the management of the Seller or Drive Consumer, as applicable, such entity is not engaged (whether as defendant or otherwise) in, nor has such entity knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings, the result of which could reasonably have a material adverse effect on the Noteholders.
          (m) As of the Closing Date, the representations and warranties (other than the representations and warranties concerning the characteristics of the Receivables which representations and warranties will be true and correct in all material respects as of the date set forth in the applicable Transaction Document) of the Seller, the Issuer or Drive Consumer (both in its individual capacity and as Servicer), as applicable, in each Transaction Document to which it is a party will be true and correct in all material respects.
          (n) As of the Closing Date, there are no contracts or documents that are required to be filed as exhibits to the Registration Statement that have not been so filed.
          (o) No Event of Default or Servicer Termination Event, or an event which after any applicable grace period or the giving of notice which would constitute an Event of Default or Servicer Termination Event, has occurred.
          (p) The Seller was not, on the date on which the first bona fide offer of the Notes sold pursuant to the Terms Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Act.
     Section 3. Purchase, Sale and Issuance of Notes.
     Subject to the terms and conditions and in reliance upon the covenants, representations and warranties set forth herein and in the Terms Agreement, the Seller agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase the respective Initial Note Balance of the Notes set forth opposite such Underwriter’s name on Annex 1 hereto. The Notes will bear interest at the applicable rate set forth in the Terms Agreement. The sale and purchase of the Notes shall take place at a closing (the “Closing”) at the offices of Dechert LLP, 30 Rockefeller Center, 41st Floor, New York, New York on the Closing Date. The net purchase price for the Notes, expressed as a percentage of the Initial Note Balance of the applicable class of Notes, shall be as set forth in the Terms Agreement. On the Closing Date, as consideration for the delivery of the Notes as set forth in this Section 3, each Underwriter agrees, severally and not jointly, to pay (or cause to be paid) the net purchase price to an account to be designated by the Seller. The underwriting discount to the Underwriters, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the Initial Note Balance of the

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applicable class of Notes, shall be as set forth in the Terms Agreement. The Seller shall deliver (or shall cause the Issuer to deliver) the Notes to the Representatives for the respective accounts of the several Underwriters through the facilities of The Depository Trust Company (“DTC”). The Notes shall be global notes registered in the name of Cede & Co., as nominee for DTC. The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. The number and denominations of definitive notes so delivered shall be as specified by DTC. The definitive notes for the Notes will be made available for inspection by the Representatives at the offices of Dechert LLP, at the address set forth above, not later than 1:00 p.m., New York time on the Business Day before the Closing Date, or such other date and time as the Representatives and the Seller may agree.
     Section 4. Offering by Underwriters.
          (a) The Seller authorizes each Underwriter to take all such action as it may deem advisable in respect of all matters pertaining to sales of the Notes to dealers and to retail purchasers and to member firms and specialists, including the right to make variations in the selling arrangements with respect to such sales. Subject to the satisfaction of the conditions set forth in Section 6, each Underwriter shall purchase the Notes for resale upon the terms and conditions set forth in the Prospectus. If the Prospectus specifies an initial public offering price or a method by which the price at which such Notes are to be sold, then after the Notes are released for sale to the public, the Underwriters may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the National Association of Securities Dealers, Inc. (“NASD”) and other terms of sale hereunder and under such selling arrangements.
          (b) Notwithstanding the foregoing, each Underwriter agrees that it has not and will not offer or sell any Notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law.
          (c) Notwithstanding the foregoing, each Underwriter agrees that it has not and will not violate any applicable securities laws in its offer or sale of any Notes within any other country, its territories or possessions or to persons who are citizens thereof or residents therein.
          (d) Each Underwriter agrees that:
     (A) it has not offered or sold, and prior to the date which is six months after the Closing Date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the “Regulations”) and the Financial Services and Markets Act 2000, as amended (the “FSMA”);

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     (B) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer and shall procure that the Notes offered or sold by it and its affiliates are not offered or sold in the United Kingdom other than to persons authorised under the FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to persons qualifying as high net worth persons under Article 49 of that Order or, if distributed in the United Kingdom by authorised persons, only to persons qualifying as investment professionals under Article 14 of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (“CIS Order”) or to persons qualifying as high net worth persons under Article 22 of the CIS Order or to any other person to whom the Notes may otherwise lawfully be offered or to whom such invitation or inducement to engage in investment activity in connection with the issue or sale of the Notes may otherwise lawfully be communicated or caused to be communicated; and
     (C) it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
          (e) Each Underwriter agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172, it will include in every confirmation sent out by such Underwriter the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a printed or paper copy of such Prospectus; and (iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Seller specifically for use by such Underwriter pursuant to this Section 4(e); for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Seller in a single electronic file in pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in pdf format. Each Underwriter further agrees that if it delivers to an investor the Prospectus in pdf format, upon such Underwriter’s receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus.
          (f) Prior to the Closing Date, the Representatives shall notify Drive Consumer and the Seller of (i) the date on which the Preliminary Prospectus is first used and (ii) the time of the first Contract of Sale to which such Preliminary Prospectus relates.

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          (g) Each Underwriter represents and agrees (i) that it did not enter into any contract of sale for any Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, deliver to each investor to whom Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Seller), prior to the applicable time of any such Contract of Sale with respect to such investor, the Preliminary Prospectus.
          (h) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees with the Seller that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:
                 (i) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;
                 (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
                 (iii) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this Section 4(h), (A) the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, (B) the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State and (C) the countries comprising the “European Economic Area” are Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.
          (i) If the Seller, Drive Consumer or an Underwriter determines or becomes aware that any “written communication” (as defined in Rule 405 under the Act) (including without limitation the Preliminary Prospectus) or oral statement (when considered in conjunction

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with all information conveyed at the time of the “contract of sale” within the meaning of Rule 159 under the Act and all Commission guidance relating to such rule (the “Contract of Sale”)) made or prepared by the Seller or such Underwriter contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the Seller or such Underwriter may prepare corrective information, with notice to the other parties and such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such person with the following:
               (i) adequate disclosure of the contractual arrangement;
               (ii) adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;
               (iii) adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and
               (iv) a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.
Any losses or costs incurred in connection with any such termination or reformation shall be subject to Section 8.
     Section 5. Covenants.
     The Seller or Drive Consumer, as the case may be, covenants and agrees with each Underwriter that:
          (a) The Seller will prepare the Prospectus Supplement setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Basic Prospectus, the price at which the Notes are to be purchased by the Underwriters from the Seller, the initial public offering price at which the Notes are to be sold, the selling concessions and allowances, if any, and such other information as the Seller deems appropriate in connection with the offering of the Notes, but the Seller will not file any amendments to the Registration Statement as in effect with respect to the Notes, or any amendments or supplements to the Preliminary Prospectus, or the Prospectus, without the Representatives’ prior consent (which consent shall not be unreasonably withheld or delayed); the Seller will immediately advise the Representatives and their counsel: (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (ii) when any supplement or amendment to the Preliminary Prospectus or Prospectus has been filed and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes, or any prevention or suspension of the use of the Preliminary Prospectus or the Prospectus or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as practicable after the Seller is

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advised thereof, and will use its reasonable efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.
          (b) Within the time period during which a prospectus relating to the Notes is required to be delivered under the Act, the Seller will comply with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Notes, as contemplated by the provisions hereof and the Prospectus. If, at any time when a Preliminary Prospectus or Prospectus relating to the Notes is required to be delivered under the Act (or required to be delivered but for Rule 172 under the Act), any event occurs as a result of which the Preliminary Prospectus or Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Seller will promptly prepare and (subject to review and consent by the Representatives as described in Section 5(a) of this Agreement) file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided, however, that the Representatives’ consent to any amendment shall not constitute a waiver of any of the conditions of Section 6 of this Agreement.
          (c) The Seller will make (or will cause the Issuer to make) generally available to the Noteholders (the sole Noteholders being the applicable clearing agency in the case of Book-Entry Notes (as defined in Appendix A to the Sale and Servicing Agreement)), in each case as soon as practicable, a statement which will satisfy the provisions of Section 11 (a) of the Act and Rule 158 of the Commission with respect to the Notes.
          (d) The Seller will furnish to the Representatives copies of the Registration Statement (at least one copy to be delivered to the Representatives will be conformed and will include all documents and exhibits thereto or incorporated by reference therein), the Preliminary Prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request.
          (e) The Seller will assist the Underwriters in arranging for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and will continue to assist the Underwriters in maintaining such qualifications in effect so long as required for the distribution; provided, however, that neither the Seller nor the Issuer shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process or to file a general consent to service of process in any jurisdiction in which it is now not subject to service of process.
          (f) If filing of the Preliminary Prospectus or Prospectus or any portion thereof is required under Rule 424(b) of the Commission, the Seller will file the Preliminary Prospectus or Prospectus, properly completed, and any supplement thereto, pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representatives of such timely filing.

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          (g) So long as any of the Notes are outstanding, the Seller or Drive Consumer, as applicable, will furnish to the Underwriters, by first-class mail, as soon as practicable: (i) all documents required to be distributed to the Noteholders; and (ii) from time to time, such other information concerning the Seller, Drive Consumer or the Issuer as the Underwriters may reasonably request.
          (h) The Seller and Drive Consumer will apply the net proceeds from the sale of the Notes as set forth in the Prospectus.
          (i) At the time of the execution and delivery of each subsequent transfer, the related Subsequent Receivables will have been duly and validly assigned to the Indenture Trustee in accordance with the Indenture; and when such assignment is effected, a duly and validly perfected transfer of all such Subsequent Receivables subject to no prior lien, mortgage, security interest, pledge charge or other encumbrance created by Drive Consumer or the Seller will have occurred. As of the related Funding Date, each of the related Subsequent Receivables will meet the eligibility criteria described in the Prospectus.
     Section 6. Conditions to the Obligations of the Underwriters.
     The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made by the Seller and Drive Consumer herein as of the date hereof and the Closing Date, to the accuracy of the representations and warranties of the Issuer contained in each Transaction Document to which it is a party as of the Closing Date, to the accuracy of the statements of the Seller and Drive Consumer made pursuant to the provisions thereof, to the performance by the Seller and Drive Consumer in all material respects of their respective obligations hereunder and to the following additional conditions precedent:
          (a) The Representatives shall have received, with respect to each of the Seller and Drive Consumer, a certificate, dated the Closing Date, of an authorized officer of each of the Seller and Drive Consumer, as applicable, in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that: (i) the representations and warranties of the Seller or Drive Consumer, as applicable, in this Underwriting Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Seller or Drive Consumer, as applicable, has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or before the Closing Date, (iii) the Registration Statement has been declared effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and (iv) since the Time of Sale, there has been no material adverse change in the condition (financial or otherwise) of the Seller’s or Drive Consumer’s, as applicable, automobile finance business, except as set forth in or contemplated in the Preliminary Prospectus.
          (b) The Representatives shall have received and had an opportunity to review the Agreements and the Notes, each of which shall be in form and substance satisfactory to them.

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          (c) The Representatives shall have received: (i) opinions of counsel from Cowles & Thompson, P.C.; (ii) opinions of counsel (including any officers’ certificates from the Seller, the Issuer and Drive Consumer upon which such counsel relies for the purpose of rendering such opinion) from Dechert LLP, special counsel to the Seller relating to certain bankruptcy, tax, and enforceability matters; (iii) opinions of counsel (including any officers’ certificates from the Seller, the Issuer and Drive Consumer upon which such counsel relies for the purpose of rendering such opinion) from [           ], special Delaware counsel to the Owner Trustee; (iv) an opinion or opinions from [           ], special Delaware counsel to the Seller, with respect to: (A) certain matters under Delaware law with respect to the Seller and the authority of the Seller to file a voluntary bankruptcy petition, (B) certain corporate matters with respect to the Seller and (C) certain matters with respect to the security interest of the Issuer and the Indenture Trustee, respectively, in the Receivables and related property; (v) an opinion of counsel from [           ], counsel to the Indenture Trustee; [(vi) an opinion of counsel from internal counsel to the Backup Servicer]; [(vii) an opinion of counsel from [           ], counsel to the Letter of Credit Bank;] [(viii) an opinion of counsel from [           ], counsel to the Swap Counterparty;] and [(ix) an opinion of counsel from [           ], counsel to the Insurer], in each case dated the Closing Date and in form and substance satisfactory to the Representatives and their counsel.
          (d) The Representatives shall have received from Dechert LLP, a favorable opinion dated the Closing Date, with respect to such matters as the Representatives may reasonably require; and the Seller and Drive Consumer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on all such matters.
          (e) On the Closing Date, the Seller and Drive Consumer shall furnish to the Representatives a letter from Cowles & Thompson, P.C., dated the Closing Date, to the effect that such counsel has no reason to believe that the Preliminary Prospectus Supplement, as of the Time of Sale and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and that the Prospectus, as of its date, and as amended or supplemented, if applicable, as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and that the descriptions in the Prospectus of the Notes, the Sale and Servicing Agreement and the Indenture are accurate in all material respects; it being understood that such counsel need express no opinion or belief as to the financial and statistical statements or other financial data contained in or incorporated by reference in the Prospectus.
          (f) All proceedings in connection with the transactions contemplated by this Underwriting Agreement and all documents incident hereto, including without limitation, delivery of the opinions of counsel and other documents that are set forth as conditions to the effectiveness of the transactions contemplated thereby, shall have been executed in form and substance reasonably satisfactory to the Representatives.
          (g) On or before the Closing Date, [           ] shall have furnished to the Representatives letters, dated as of the date of the Preliminary Prospectus and Prospectus,

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respectively, in form and substance satisfactory to the Representatives and their counsel, confirming that they are certified independent public accountants and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Issuer, Drive Consumer and the Seller) set forth in the Preliminary Prospectus and Prospectus, respectively, agrees with the accounting records of the Issuer, Drive Consumer and the Seller, excluding any questions of legal interpretation.
          (h) No fact or condition shall exist under applicable law or applicable regulations thereunder or interpretations thereof by any regulatory authority which in the reasonable opinion of the Representatives would make it unlawful for the Issuer to issue and sell the Notes or for the Issuer or any of the other parties thereto to perform their respective obligations under this Underwriting Agreement, the Trust Agreement, the Indenture or the Sale and Servicing Agreement.
          (i) On or prior to the Closing Date, the following shall have been filed or recorded wherever necessary or advisable in order to perfect the contribution of Drive Consumer to the Seller and the sale by the Seller to the Issuer of the Contracts and the security interest of the Indenture Trustee in the Trust Estate: (A) UCC-3 financing statements filed with the Secretary of States of Texas and Delaware, releasing all security interests covering the Contracts and the other property in the Trust Estate and (B) UCC-1 financing statements filed with the Secretary of State of the State of Delaware (i) naming Drive Consumer USA Inc. as debtor/seller and the Seller as secured party/purchaser, (iii) naming the Seller as debtor/seller and the Issuer as secured party/purchaser, and (iii) naming the Issuer as debtor and the Indenture Trustee as secured party and, in each case, the Contracts and related security as the collateral.
          (j) Since [Date], there shall have been no change in the control of and no material adverse change in the business, prospects, profits, properties or condition (financial or otherwise) of Drive Consumer, the Seller or any of Drive Consumer’s affiliates except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.
          (k) Since [Date], the performance of the Servicer’s outstanding securitized transactions and the credit quality of the contracts underlying such securitized transactions shall not have materially deteriorated.
          (l) The conditions set forth in the Indenture shall have been satisfied.
          (m) The Representatives shall have received such other documents, certificates and instruments as they may reasonably request.
          (n) CUSIP numbers shall have been obtained for each Class of Notes and the Representatives shall have been provided with a written copy of such numbers.
          (o) No Event of Default or Servicing Termination Event or event or condition which, with notice or lapse of time or both, would become an Event of Default or a Servicing Termination Event shall have occurred or be continuing.

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          (p) Each Class of Notes shall be rated at the time of issuance in the rating category set forth in the Terms Agreement and shall not have been placed on any credit watch with any negative implication for downgrade.
          [(q) The Insurer shall have issued and delivered the Policy.]
          (r) On the Closing Date, the Representatives shall have received a fully executed copy of each of the Transaction Documents.
          [(s) The Indemnification Agreement, dated as of the date hereof, among the Insurer and the Representatives shall have been executed and delivered by the parties thereto, and the Representatives shall have received a copy thereof.]
          (t) A letter of representations between DTC and the Issuer regarding the Notes shall have been executed and delivered.
          (u) The Representatives shall have received such information, certificates and documents as the Representatives or their counsel may reasonably request.
          (v) The Issuer shall have delivered to DTC (or an approved custodian therefor) each of the global Notes described in Section 3 above, duly executed by the Issuer and authenticated by the Indenture Trustee.
          (w) The Trust Accounts shall have been established in accordance with the Sale and Servicing Agreement.
          (x) The Prospectus shall have been filed as required by Section 2(a) hereof, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Seller, Drive Consumer or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Prospectus or the Registration Statement or otherwise) shall have been complied with to the satisfaction of the Representatives.
          (y) The Indenture shall have been qualified pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
          (z) The Representatives shall have received an executed copy of the Limited Guaranty.
          [(aa) The Letter of Credit Bank shall have issued and delivered the Reserve Account Letter of Credit.]
          (bb) (All actions required to be taken and all filings required to be made by the Issuer, the Seller and Drive Consumer under the Act before the Closing Date for the issuance of the Notes shall have been duly taken or made.
     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions

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or certificates mentioned above shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Underwriting Agreement and all its obligations hereunder may be canceled at, or at any time before, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer, the Seller and Drive Consumer in writing or by telephone or facsimile confirmed in writing.
     Section 7. Expenses.
          (a) Except as expressly set forth in this Underwriting Agreement, Drive Consumer and the Seller, jointly and severally, will pay all expenses incidental to the performance of its obligations hereunder and will reimburse each Underwriter for any expense reasonably incurred by it in connection with (i) the qualification of the Notes and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate (including the reasonable fees and disbursements of their counsel), (ii) the printing of memoranda relating thereto, (iii) any fees charged by credit rating agencies for the rating of the Notes, and (iv) expenses incurred in distributing the Prospectus to the Underwriters. Except as specifically provided in this Section 7 and in Section 8 of this Underwriting Agreement, each Underwriter will pay all of its own costs and expenses (including the fees and disbursements of counsel), transfer taxes on resales of Notes by it and any advertising expenses connected with any offers it may make.
          (b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 of this Agreement is not satisfied or because of any refusal, inability or failure on the part of the Seller or Drive Consumer to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any Underwriter, the Seller and Drive Consumer will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase, sale and offering of the Notes. Neither the Seller nor Drive Consumer shall be liable to the Underwriters for loss of anticipated profits from the transactions covered by this Underwriting Agreement.
     Section 8. Indemnification and Contribution.
          (a) The Seller and Drive Consumer, jointly and severally, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall appear in the final Prospectus but not the Preliminary Prospectus), the Prospectus[, or the Designated Static Pool Information,] or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or

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necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by each Underwriter through the Representatives and each such officer, director, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Seller nor Drive Consumer shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Seller by any Underwriter specifically for use therein, it being understood and agreed that the only such information is the Underwriter Information. This indemnity agreement will be in addition to any liability which the Seller or Drive Consumer may otherwise have.
          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Seller and Drive Consumer, and each person, if any, who controls the Seller or Drive Consumer within the meaning of the Act or the Exchange Act and the respective officers, directors, and employees of each such person, against any losses, claims, damages or liabilities to which the Seller or Drive Consumer may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, Preliminary Prospectus, the Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with Underwriter Information, and (ii) the failure upon the part of any Underwriter to deliver the Preliminary Prospectus prior to the Time of Sale to any investor with whom such Underwriter entered into a Contract of Sale at such Time of Sale and will reimburse any legal or other expenses reasonably incurred by the Seller or Drive Consumer, and each such officer, director, employee or controlling person, as the case may be, in connection with investigating or defending any such loss, claim, damage, liability or action. As used herein, “Underwriter Information” means the information set forth in the second paragraph (regarding concessions and discounts) and the second sentence of the ninth paragraph (regarding market making) under the caption “Underwriting” in the Preliminary Prospectus or Prospectus [and the information set forth under the caption “Reinsurance” in the Preliminary Prospectus or Prospectus]. This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.
          (c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Seller and Drive Consumer, and each person, if any, who controls the Seller or Drive Consumer within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person, against any losses, claims, damages or liabilities to which the Seller or Drive Consumer may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any statement contained in any

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Underwriter Free Writing Prospectus (as defined in Section 17(a)) that conflicts with the information then contained in the Registration Statement or any prospectus or prospectus supplement that is a part thereof, and will reimburse any legal or other expenses reasonably incurred by the Seller or Drive Consumer in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clause (i) and (ii) above, no Underwriter will be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon any statement in or omission from any Underwriter Free Writing Prospectus in reliance upon and in conformity with (A) any written information furnished to the related Underwriter by the Seller or Drive Consumer expressly for use therein, (B) information accurately extracted from the Preliminary Prospectus or Prospectus, which information was not corrected by information subsequently provided by the Seller or Drive Consumer to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus or (C) Issuer Information (as defined in Section 17(a) (except for information regarding the status of the subscriptions for the Notes). This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.
          (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under clause (a), (b) or (c) of this Section 8, notify the indemnifying party of the commencement thereof, but the omission and/or delay so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under clause (a), (b) or (c) of this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses (including fees and expenses of counsel) subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel reasonably satisfactory to the indemnifying party to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to an admission of fault, culpability or a failure to act on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment.

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          (e) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) of this Section 8, then such indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in this Section, (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller and Drive Consumer on the one hand and relevant Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Seller and Drive Consumer on the one hand and the relevant Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller and Drive Consumer on the one hand and the relevant Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) collectively received by the Seller and Drive Consumer bear to the total underwriting discounts and commissions received by the relevant Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller, Drive Consumer or by any Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this clause (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (d) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this clause (e). Notwithstanding the provisions of this clause (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which such Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of the Underwriters under this Section 8(e) shall be several in proportion to their respective underwriting obligations and not joint.
          (f) The obligations of the indemnifying party under this Section shall be in addition to any liability which the indemnifying party may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the indemnifying party within the meaning of the Act.
     Section 9. Survival of Representations and Obligations.
     The respective agreements, representations, warranties and other statements made by the Seller and Drive Consumer or their officers, including any such agreements, representations,

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warranties and other statements relating to the Issuer, and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Seller, Drive Consumer or any of their respective officers or directors or any controlling person, and will survive delivery of and payment of the Notes. The provisions of Section 7 and Section 8 shall survive the termination or cancellation of this Underwriting Agreement.
     Section 10. Notices.
     All communications hereunder shall be in writing and effective only on receipt, and, if to the Representatives or the Underwriters, will be mailed, delivered or faxed and confirmed to: address for the Representatives set forth on the first page hereof, Attention: [ ]; if sent to the Seller, will be mailed, delivered or faxed and confirmed to c/o Drive Consumer USA Inc., 8585 North Stemmons Freeway, Suite 1100 N, Dallas, Texas 75247, Attention: Jim Moore; if sent to Drive Consumer, will be mailed, delivered or faxed and confirmed to if to Drive Consumer, addressed and delivered to Drive Consumer at Drive Consumer USA Inc, 8585 North Stemmons Freeway, Suite 1100 N, Dallas, Texas 75247, Attention: Jim Moore; or, if sent to the Issuer, will be mailed, delivered or faxed and confirmed to: c/o [ ].
     Section 11. Applicable Law, Entire Agreement.
     This Underwriting Agreement will be governed by and construed in accordance with the law of the State of New York. This Underwriting Agreement represents the entire agreement between the Seller, the Issuer and Drive Consumer, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Prospectus or the Preliminary Prospectus, the conduct of the offering and the purchase and sale of the Notes.
     Section 12. Successors.
     This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.
     Section 13. Waivers; Headings.
     Neither this Underwriting Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Underwriting Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
     Section 14. Termination of the Obligations of the Underwriters.
     The obligations of the Underwriters to purchase the Notes on the Closing Date shall be terminable by the Representatives by written notice delivered to the Seller and Drive Consumer if at any time on or before the Closing Date: (a) trading in securities generally on the New York

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Stock Exchange shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange, (b) a general moratorium on commercial banking activities in New York or Texas shall have been declared by any of Federal, New York state, Texas state or Virginia state authorities, (c) there shall have occurred an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or any other major act of terrorism involving the United States, or any other substantial national or international calamity, emergency or crisis, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus, or (d) any change or any development involving a prospective change, materially and adversely affecting (i) the Trust Estate taken as a whole or (ii) the business or properties of the Seller or Drive Consumer occurs, which, in the reasonable judgment of the Representatives, in the case of either clause (i) or (ii), makes it impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus. Upon such notice being given, the parties to this Underwriting Agreement shall (except for the liability of the Seller and Drive Consumer under Section 7 of this Agreement and Section 8 of this Agreement and the liability of each Underwriter under Section 16) be released and discharged from their respective obligations under this Underwriting Agreement.
     Section 15. Representation of Underwriters.
     The Representatives will act for the several Underwriters in connection with this Underwriting Agreement, and any action by the Representatives under this Underwriting Agreement will be binding upon all of the Underwriters.
     Section 16. Default by an Underwriter.
     If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in the Terms Agreement bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that if the aggregate amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed [ ]% of the aggregate principal amount of Notes set forth in the Terms Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Underwriting Agreement will terminate without liability to any nondefaulting Underwriter, the Seller or Drive Consumer. In the event of a default by any Underwriter as set forth in this Section 16, the Closing Date shall be postponed for such period as is mutually agreeable to Drive Consumer, the Seller and the Representatives (with all parties hereto agreeing that time is of the essence) in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Seller, Drive Consumer and any nondefaulting Underwriter for damages occasioned by its default hereunder.

22	Underwriting Agreement

     Section 17. Offering Communications.
          (a) Other than the Preliminary Prospectus, the Prospectus and any Free Writing Prospectus identified in the Terms Agreement, each Underwriter severally represents, warrants and agrees with Drive Consumer and the Seller that it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act unless such Underwriter has obtained the prior written approval of the Seller and Drive Consumer; provided, however, each Underwriter may prepare and convey to one or more of its potential investors without the consent of Drive Consumer, the Seller or any of their respective affiliates one or more “written communications” (as defined in Rule 405 under the Act) in the form (i) an Intex CDI file that does not contain any Issuer Information (as defined below) other than Issuer Information included in the Preliminary Prospectus previously filed with the Commission or (ii) other written communication containing no more than the following: information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus or the Prospectus, as well as a column or other entry showing weighted average life, the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes (each such written communication, an “Underwriter Free Writing Prospectus”). As used herein, the term “Issuer Information” means any information of the type specified in clauses (1) – (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), other than Underwriter Derived Information. As used herein, the term “Underwriter Derived Information” shall refer to information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by any Underwriter, including traditional computational and analytical materials prepared by the Underwriter.
          (b) Each Underwriter severally represents, warrants and agrees with Drive Consumer and the Seller that:
               (i) each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such untrue statements or omissions were made in reliance upon and in conformity with information contained in the Preliminary Prospectus or the Prospectus or any written information furnished to the related Underwriter by Drive Consumer or the Seller specifically for use in such Underwriter Free Writing Prospectus which information was not corrected by information subsequently provided by Drive Consumer or the Seller to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus;
               (ii) each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Act,

23	Underwriting Agreement

and shall otherwise conform to any applicable requirements for “free writing prospectuses” under the Act;
               (iii) each Underwriter Free Writing Prospectus prepared by it shall be delivered to Drive Consumer and the Seller no later than the time of first use and, unless otherwise agreed to by Drive Consumer and the Seller and the related Underwriter, such delivery shall occur no later than 5:00 p.m. (Eastern Time) on the date of first use [which shall be no earlier than the time that the Preliminary Prospectus is filed with the Commission); provided, however, if the date of first use is not a Business Day, such delivery shall occur no later than 5:00 p.m. (Eastern Time) on the first Business Day preceding such date of first use;
               (iv) none of the information in any Underwriter Free Writing Prospectus will conflict with the information then contained in the Registration Statement or any prospectus or prospectus supplement that is a part thereof;
               (v) such Underwriter has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the Act and the rules and regulations thereunder with respect to the generation and use of Underwriter Free Writing Prospectuses in connection with the offering of the Notes. In addition, such Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of the following:
     (A) any Underwriter Free Writing Prospectus used by such Underwriter to solicit offers to purchase Notes to the extent not filed with the Commission;
     (B) regarding each Underwriter Free Writing Prospectus delivered by such Underwriter to an investor, the date of such delivery and identity of such investor; and
     (C) regarding each Contract of Sale entered into by such Underwriter, the date, identity of the investor and the terms of such Contract of Sale, as set forth in the related confirmation of trade; and
               (vi) such Underwriter shall file any Underwriter Free Writing Prospectus that has been distributed by such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination within the later of two business days after such Underwriter first provides this information to investors and the date upon which the Company is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act or otherwise as required under Rule 433 of the Act; provided, however, that such Underwriter shall not be required to file any Underwriter Free Writing Prospectus to the extent such Underwriter Free Writing Prospectus includes information in a Free Writing Prospectus, Preliminary Prospectus or Prospectus previously filed with the Commission or that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

24	Underwriting Agreement

     Section 18. No Fiduciary Duty.
     The Seller and Drive Consumer acknowledge that in connection with the offering of the Notes: (a) the Underwriters have acted at arm’s length, are not agents of or advisors to, and owe no fiduciary duties to, the Seller or Drive Consumer or any other person, (b) the Underwriters owe the Seller and Drive Consumer only those duties and obligations set forth in this Underwriting Agreement and (c) the Underwriters may have interests that differ from those of the Seller and Drive Consumer. Each of the Seller and Drive Consumer waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of advisory or fiduciary duty in connection with the offering of the Notes.
     Section 19. USA Patriot Act Notification.
     Each of the Issuer, Drive Consumer and the Seller acknowledges that the Underwriters are required by U.S. Federal law, in an effort to help fight the funding of terrorism and money laundering activities, to obtain, verify and record information that identifies each person or corporation who opens an account or enters into a business relationship with a financial institution.
     If you are in agreement with this Underwriting Agreement, please sign a counterpart hereof and return it to the Seller and Drive Consumer, whereupon this Underwriting Agreement and your acceptance shall become a binding agreement among the Seller, Drive Consumer and the Underwriters.
     This Underwriting Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.
[SIGNATURES FOLLOW]

25	Underwriting Agreement

Very truly yours, DRIVE AUTO RECEIVABLES LLC, as Seller
By:
Name:
Title:

DRIVE CONSUMER USA INC.
By:
Name:
Title:

This Underwriting Agreement is
hereby confirmed and accepted
as of the date first above written.

[	]

By

Name:
Title:

[	]

By

Name:
Title:
For themselves and the other several Underwriters named in Annex I to this Underwriting Agreement.

EXHIBIT A
DRIVE AUTO RECEIVABLES TRUST [           ]
ASSET BACKED NOTES
TERMS AGREEMENT

Dated: [ ], [ ]

To:	DRIVE CONSUMER USA INC.
DRIVE AUTO RECEIVABLES LLC

Re:	Underwriting Agreement, dated [ ]
1.	Terms of the Notes

	Initial Note		Final Scheduled
Class	Balance	Interest Rate	Payment Date

2.	Underwriters
     The Underwriters named below are the “Underwriters” for the purpose of this Agreement and for the purposes of the above-referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

3.	Ratings

Class	Rating Agency	Rating

4.	Underwriting Liability

Underwriting Liability	Class		Class		Class		Class
	$	[ ]	$	[ ]	$	[ ]	$	[ ]

Total Amount	$	[ ]	$	[ ]	$	[ ]	$	[ ]
5. Purchase Price, Discounts and Concessions

	Class	Class	Class	Class
Gross Purchase Price	%[ ]	%[ ]	%[ ]	%[ ]
Underwriting Discount
Net Purchase Price
Maximum Dealer Selling
Concessions
Maximum Dealer Reallowance
Discounts
6.	Time of Sale
     [ ]:[ ] [ ].m. (Eastern Time) (U.S.) on [                 ] (the time the first Contract of Sale was entered into as designated by the Representatives.)
7.	Closing Date
     Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Seller and Drive Consumer hereby agree that the Closing Date shall be [           ], [ ] a.m., New York City time.

     The Underwriters agree, severally and not jointly, to purchase the Notes subject to the terms and provisions of this Terms Agreement and the above-referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof.

[	]

By:

Name:
Title:

[	]

By:

Name:
Title:

[	]

By:

Name:
Title:
For themselves and as representatives of the other several Underwriters named in this Terms Agreement.

Accepted and Agreed:

DRIVE AUTO RECEIVABLES, LLC as Seller

By

Name
Title:

DRIVE CONSUMER USA INC.

By

Name
Title: